EQUITY SECURITIES TRUST, SERIES 10
                          1997 TRIPLE STRATEGY TRUST


                           REFERENCE TRUST AGREEMENT


            This Reference Trust Agreement (the "Agreement") dated January 30, 1997 between Reich & Tang Distributor L.P., as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Equity Securities Trust, Series 6, Signature Series, Gabelli Entertainment and Media Trust, and Subsequent Series, Trust Indenture and Agreement" dated November 16, 1995 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                               WITNESSETH THAT:

            WHEREAS, this Agreement is a Reference Trust Agreement as defined in
Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

            WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Sections 2.1 and 2.6 of the Indenture; and

            NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee as follows:

                                    Part I

                    STANDARD TERMS AND CONDITIONS OF TRUST

            Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the following sections of the Indenture hereby are amended as follows:


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            (a) All references to "The Chase Manhattan Bank
(National Association)" are replaced with "The Chase Manhattan
Bank".

            (b) Paragraph (a) of Section 2.6 is amended to replace the words "last preceding" in clause (ii) of the first sentence of such paragraph with the word "next".

            (c) Section 3.1 is hereby amended by deleting the phrase provided, however, the Trust shall not bear such expenses in excess of the amount shown in the Statement of Condition included in the Prospectus, and any such excess shall be borne by the Depositor".

            (d) Section 3.5 is hereby amended by inserting the phrase "or Income" in the second sentence of the sixth paragraph after the words "The Trustee shall not be required to make a distribution from the Principal..."

            (e) Section 3.14 is hereby amended by inserting the phrase "including, but not limited to securities received as a result of a spin-off" in the first sentence after the words "Any property received by the Trustee after the initial date of Deposit in a form other than cash or additional shares of the Securities listed on Schedule A..."

            (f) Section 9.2 is hereby amended by replacing the phrase "60 business days" with "60 days" in the first sentence of the sixth paragraph.

            Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated January 30, 1997, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that their has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.


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                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

            Section 1. The following special terms and conditions are hereby agreed to:

            (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of Equity Securities Trust (the "Prospectus") have been deposited in the Trust under this Agreement (see "Portfolio" in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

            (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 20,723.

            (c) For the purposes of the definition of Unit in item (22) of
Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/20723 as of the date hereof.

            (d) The term Record Date shall mean the first business day of August and February commencing on August 1, 1997.

            (e) The term Distribution Date shall mean the fifteenth day of August and February commencing on August 15, 1997.

            (f)   The First Settlement Date shall mean February 4,
1997.

            (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the Deposit Period.

            (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.90 per 100 Units:

      rate per 100 units                  number of Units outstanding

      $0.90                               5,000,000 or less
      $0.84                               5,000,001 - 10,000,000
      $0.78                               10,000,001 - 20,000,000
      $0.66                               20,000,001 or more


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            (i) For purposes of Section 7.4, the Depositor's maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

            (j) The Termination Date shall be January 30, 1998 or the earlier disposition of the last Security in the Trust.

            (k) The fiscal year for the Trust shall end on December 31 of each year.

            (l) For purposes of this series of Equity Securities Trust, the form of Certificate set forth in Indenture shall be appropriately modified to reflect the title of this Series and represent as set forth above.

            IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]

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                              THE CHASE MANHATTAN BANK
                                     Trustee


                              By: /s/ THOMAS CENTRONE
                                  -----------------------
                                    Vice President

(SEAL)





STATE OF NEW YORK       )
                        :ss.:
COUNTY OF NEW YORK      )


            On this 29th day of January, 1997, before me personally appeared Thomas Centrone, to me known, who being by me duly sworn, said that he is an Authorized Signator of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.


                                       By: /s/ CHRISTINE S. CONVAY
                                                Notary Public

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                              REICH & TANG DISTRIBUTORS L.P.
                                    Depositor

                              By: Reich & Tang Asset Management, Inc.,
                                    as General Partner of Depositor


                                       By: /s/ PETER J. DEMARCO
                                          Authorized Signator




STATE OF NEW YORK       )
                        : ss:
COUNTY OF NEW YORK      )

            On this 29th day of January, 1997, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of Reich & Tang Asset Management, Inc. as General Partner of the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                       By: /s/ TERESA SCILLA
                                          ---------------------
                                                Notary Public



315855.1